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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-59281 and 333-64389) pertaining to the various benefit plans of L-3 Communications Holdings, Inc. of our report dated March 7, 1997, with respect to the combined statements of operations, changes in invested equity and shareholders' equity, and cash flows of Lockheed Martin Communications Systems Division for the year ended December 31, 1996 (not presented separately herein), included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                           /s/ Ernst & Young LLP




Washington, D.C.
March 25, 1999